Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Investors:	Molly Salky, 314.423.8000 x5353
Media:	Jill Saunders, 314.423.8000 x5293

BUILD-A-BEAR WORKSHOP, INC. TO HOST CONFERENCE CALL
ON MONDAY, JUNE 6, 2005, 9:00 a.m. Eastern Time

ST. LOUIS – June 3, 2005 – Build-A-Bear Workshop, Inc. (NYSE: BBW), an interactive, entertainment retailer of customized stuffed animals, will host a conference call on Monday, June 6, 2005 at 9:00 a.m. Eastern Time to discuss the company’s revised earnings guidance for the second quarter and full year 2005 and business outlook.

Speaking on the conference call will be Maxine Clark, Chairman and Chief Executive Bear, and Barry Erdos, President and Chief Operating Officer Bear.

The dial-in number for the live conference call is (617) 847-8706. No access code is required. The call is expected to last no longer than one hour.

In order to ensure the widest distribution possible, Build-A-Bear Workshop will broadcast the conference call over the Internet via webcast. The webcast will be accessible through the Investor Relations page of Build-A-Bear Workshop’s corporate web site, http://ir.buildabear.com. Participants are encouraged to log on to the webcast approximately 15 minutes in advance of the scheduled start time of the call.

Following the live call, replays will be made available on the Internet and via telephone. A replay of the webcast will be posted on http://ir.buildabear.com approximately two hours after the completion of the call and will remain available until our next quarterly conference call. To access the telephone replay from within the U.S. dial (617) 801-6888. The access code is 34663597. The telephone replay will be available from 11:00 a.m. CST on June 6, 2005 to 11:59 p.m. on June 20, 2005.

About Build-A-Bear Workshop, Inc.
Build-A-Bear Workshop, Inc. (NYSE: BBW), with fiscal 2004 total revenue of $302 million, is the only national company that offers Guests an interactive make-your-own-stuffed animal retail-entertainment experience. The first store opened in St. Louis in 1997; at the end of 2004 the company operated 170 stores in 40 states and Canada. With the opening of its store in Sheffield, England, in the fall of 2003 and the addition of international stores in Japan, Denmark and Australia in 2004, Build-A-Bear Workshop has become the global leader in the teddy bear

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business. In November 2004, the company opened two friends 2B made® stores, the newest concept based on the doll-making experience. For more information about the company and its products, call 888.560.BEAR (2327) or visit the company’s award-winning Web site at www.buildabear.com.

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